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      EXHIBIT 12.2

          PRO FORMA COMPUTATION OF RATIOS OF EARNINGS TO FIXED CHARGES

          (In thousands)

                                                          Fiscal year
                                                           ended 2004
                                                          -----------
          Fixed charges as defined:
               Interest expense                                59,920
               One-third of non-cancelable lease rent           1,662

                                                          -----------
               Total fixed charges (A)                         61,582
                                                          -----------


          Earnings as defined:
               Pretax income (loss)                          (104,455)
               Add fixed charges                               61,582

                                                          -----------
               Earnings and fixed charges (B)                 (42,873)
                                                          -----------

          Ratio of earnings to fixed charges: (B/A)                NM
                                                                   (1)

      (1) For fiscal year ended 2004, PFGI's pro forma earnings were insufficient to cover fixed charges by $104.5 million.